EXHIBIT 15.2

CONSENT OF GEOFFREY C. REED, B APP SC

EXHIBIT 15.2
CONSENT OF GEOFFREY C. REED, B APP SC

November 27, 2013

CONSENT OF EXPERT

VIA EDGAR

United States Securities and Exchange Commission:

RE:	Tasman Metals Ltd. Annual Report on Form 20-F for the year ended August 31, 2013 (the “Annual Report”) and Management’s Discussion and Analysis for the Year Ended August 31, 2013 (the “2013 MD&A”)

To Whom It May Concern:

I refer to the following (collectively the “Reports”) all of which are referenced in the Annual Report, the 2013 MD&A, and/or documents incorporated by reference therein:

1.
The amended and restated technical report entitled “Amended and Restated Preliminary Economic Assessment NI 43-101 Technical Report for the Norra Kärr (REE - Y - Zr) Deposit, Gränna, Sweden” dated July 9, 2013, which the undersigned has prepared (the "Norra Kärr PEA Report");

2.	The technical report entitled “NI 43-101 Technical Report, Norra Karr REE - Zirconium Deposit, Granna, Sweden” dated January 20, 2011, which the undersigned has prepared (the “Technical Report”); and
3.
The amended and restated technical report entitled “Amended and Restated Technical Report for Olserum REE Deposit, Southern Sweden” dated June 20, 2013, which the undersigned has prepared (the “Olserum Report”).

I hereby consent to the use of my name and the Reports, and summaries thereof, and inclusion and incorporation by reference of thereof and information derived from such Reports in the Annual Report, the 2013 MD&A, and/or Tasman Metals Ltd.’s Registration Statement on Form F-3 (File No. 333-190863) filed with the United States Securities and Exchange Commission.

Yours truly,

  /s/ Geoffrey C. Reed
Geoffrey C. Reed, B App Sc